UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2024

METAL SKY STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41344	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 West 31st Street, 9th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 237-6141

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one redeemable warrant, and one right	MSSAU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	MSSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MSSAW	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10th) of one Ordinary Share	MSSAR	The Nasdaq Stock Market LLC

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements for Metal Sky Star Acquisition Company (the “Company”) as of and for the period ended December 31, 2023, the Company’s management, in consultation with its advisors, identified two classification errors made in certain of the Company’s previously issued financial statements, arising from the manner in which the Company classified its cash and cash equivalents held in the trust account and the deferred underwriting commission in connection with the Company’s initial public offering. The Company previously classified its cash and cash equivalents held in the trust account as current assets and the deferred underwriting commission as current liabilities, respectively. The Company’s management determined, after consultation with its advisors, that the funds held in the trust account are restricted as to withdrawal and except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income tax obligations, will not be released from the trust account until the earlier of (a) the completion of the Company’s initial business combination, and (b) until needed to fund shareholder redemptions, rather than current operations of the Company. Therefore, management concluded that the Company’s cash and cash equivalents held in the trust account should be classified as long-term assets for accounting purposes, rather than as current assets, and the corresponding deferred underwriter commission, which are contingent upon the completion of a business combination, should be classified as long-term liabilities, rather than current liabilities.

On March 27, 2024, the audit committee of the board of directors of the Company (the “Audit Committee”) determined, after discussion with its advisors, including UHY LLP, the Company’s independent accountant, that the Company’s (i) audited financial statements as of and for the year ended December 31, 2022, as previously reported in the Company’s Annual Report and filed on Form 10-K with the SEC on March 30, 2023 (the “Form 10-K”), (ii) unaudited financial statements as of and for the quarter and nine months ended September 30, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023, (iii) unaudited financial statements as of and for the quarter and six months ended June 30, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed on August 8, 2023, (iv) unaudited financial statements as of and for the quarter ended March 31, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed on May 10, 2023, (v) unaudited financial statements as of and for the quarter and nine months ended September 30, 2022 contained in the Company’s Quarterly Report on Form 10-Q filed on November 8, 2022, (vi) unaudited financial statements as of and for the quarter and six months ended June 30, 2022 contained in the Company’s Quarterly Report on Form 10-Q filed on August 8, 2022, (vi) unaudited financial statements as of and for the quarter and three months ended March 31, 2022 contained in the Company’s Quarterly Report on Form 10-Q filed on May 10, 2022, (the aforementioned Quarterly Reports in subparts (ii) through (vi), collectively, the “Prior 10-Qs”), and (vii) audited balance sheet as of April 5, 2022, contained in the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2022 (the “Prior 8-K”) should no longer be relied upon due to the classification errors described above.

As a result, the Company plans to amend its Form 10-K to restate its audited financial statements as of and for the year ended December 31, 2022 and its Prior 10-Qs for the applicable reporting periods, which the Company intends to file as soon as practicable.

The Company does not expect the changes described above to have any impact on its cash position or the balance held in its trust account.

The Company’s management has concluded that in light of the classification errors described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with UHY LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 29, 2024	Metal Sky Star Acquisition Corporation

	By:	/s/ Wenxi He
	Name:	Wenxi He
	Title:	Chief Executive Officer and Director

2